EXHIBIT 99.1

INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2005 has been prepared as if (1) the two agreements VIVUS, Inc. (“VIVUS”) entered into to purchase its principal manufacturing facility (the “Facility”), which was previously leased, and (2) the Term Loan Agreement and Commercial Mortgage Note (the “Loan Agreements”) that VIVUS and Vivus Real Estate LLC, a wholly owned subsidiary of VIVUS, entered into with Crown Bank, N.A. and are secured by the land and buildings, among other assets, located at the Facility, both occurred on January 1, 2005.  The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2005 has been prepared as if the purchase of the Facility and the Loan Agreements occurred on January 1, 2005.

The unaudited pro forma financial information was prepared in accordance with Article 11 of the United States Securities and Exchange Commission Regulation S-X.  The historical pro forma information as of September 30, 2005 and for the nine months ended September 30, 2005 was derived from the financial statements included in VIVUS’ Quarterly Report on Form 10-Q for the period ended September 30, 2005.  The unaudited pro forma financial information should be read in conjunction with this report.  The unaudited pro forma financial information and the related notes are provided for information purposes only and do not purport to be indicative of the results which may be expected to occur in the future.

In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated statements of operations reflects only the pro forma impact of the purchase of the Facility and the Loan Agreements to VIVUS’ continuing operations.

VIVUS, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2005
(In thousands, except par value)

	Historical	Pro Forma Adjustments	Notes	Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$15,725	$844	(A)	$16,569
Available-for-sale securities	17,725	—		17,725
Accounts receivable, net	1,822	—		1,822
Inventories, net	5,126	—		5,126
Prepaid expenses and other assets	1,576	87	(B)	1,663
Total current assets	41,974	931		42,905
Property and equipment, net	5,348	3,887	(C)	9,235
Restricted cash	3,324	(2,624)	(D)	700

Total assets	$50,646	$2,194		$52,840

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,476	$—		$2,476
Product returns	2,567	—		2,567
Accrued research and clinical expenses	2,779	—		2,779
Accrued licensing fees	1,945	—		1,945
Accrued chargeback reserve	856	—		856
Accrued employee compensation and benefits	1,107	—		1,107
Current portion of notes payable	—	116	(E)	116
Income taxes payable	1,214	—		1,214
Accrued and other liabilities	1,443	(118)	(F)	1,325
Total current liabilities	14,387	(2)		14,385

Notes payable	4,929	5,184	(G)	10,113
Accrued restructuring reserve	3,021	(3,021)	(H)	—
Deferred revenue	988	—		988
Total liabilities	23,325	2,161		25,486

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $1.00 par value; 5,000 shares authorized; no shares issued and outstanding at September 30, 2005	—	—		—
Common stock; $.001 par value; 200,000 shares authorized; 44,527 shares issued and outstanding at September 30, 2005	44	—		44
Additional paid-in capital	173,306	—		173,306
Accumulated other comprehensive loss	(39)	—		(39)
Accumulated deficit	(145,990)	33	(I)	(145,957)
Total stockholders’ equity	27,321	33		27,354
Total liabilites and stockholder’s equity	$50,646	$2,194		$52,840

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VIVUS, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005
(in thousands, except per share data)

	Historical	Pro Forma Adjustments	Notes	Pro Forma

Revenue:
United States product, net	$4,255	$—		$4,255
International product	1,235	—		1,235
Other revenue	122	—		122
Total revenue	5,612	—		5,612

Operating expenses:
Cost of goods sold and manufacturing	6,616	(370)	(J)	6,246
Research and development	14,080	—		14,080
Selling, general and administrative	8,941	—		8,941
Total operating expenses	29,637	(370)		29,267

Loss from operations	(24,025)	370		(23,655)

Interest and other income (expense):
Interest income, net	638	(337)	(K)	301
Other expense	(37)	—		(37)
	601	(337)		264
Loss before provision for income taxes	(23,424)	33		(23,391)
Provision for income taxes	(23)	—		(23)
Net loss	$(23,447)	$33		$(23,414)
Other comprehensive loss:
Unrealized gain on securities	8	0		8
Comprehensive loss	$(23,439)	$33		$(23,406)

Net loss per share:
Basic and diluted	$(0.55)			$(0.55)
Shares used in per share computation:
Basic and diluted	42,824			42,824

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VIVUS, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)  The pro forma net cash adjustment totaled $844,000. This represented an aggregate purchase price for the land and buildings of $7.1 million, offset by the $3.3 million certificate of deposit released by the Seller which was previously held by the Seller as cash collateral for renovations to the Facility upon the termination of the lease; a $486,000 increase to cash due to the elimination of rent expense for the nine months ended September 30, 2005; net loan proceeds from Crown Bank, N.A. (“Crown”) of $5.2 million after closing costs; offset by a $700,000 certificate of deposit held by Crown as cash collateral for the loan; and nine months of loan payments less amounts included in loan closing costs for a net decrease to cash of $370,000.

(B)   VIVUS, Inc. (“VIVUS”) recorded $87,000 in prepaid expenses related to the loan closing for prepaid property taxes and other closing costs that will be amortized over the 10-year term of the loan.

(C)   The pro forma adjustment to property and equipment, net totaled $3.9 million. This represented an aggregate purchase price for the land and buildings of $7.1 million offset by the elimination of $3.1 million in accrued restoration liabilities for renovations to the Facility upon the termination of the lease and $116,000 in building depreciation expense based on a 20-year useful life for the purchased buildings.

(D)  The pro forma adjustment to restricted cash totaled $(2.6) million. This amount represents the elimination of the $3.3 million certificate of deposit released by the Seller, which was previously held by the Seller as cash collateral for renovations to the Facility upon the termination of the lease, offset by the $700,000 certificate of deposit required by Crown as cash collateral for the loan.

(E)   The pro forma adjustment to current portion of notes payable totaled $116,000. This amount represents the short-term debt related to the Crown loan.

(F)   The pro forma adjustment to accrued and other liabilities totaled $(118,000). This amount represents the elimination of additional restoration liabilities.

(G)   For pro forma purposes, VIVUS recorded a net amount of $5.2 million in notes payable for the long term debt related to the Crown loan less nine months of principal totaling $76,000.

(H)  The elimination of the $3.0 million accrued restructuring reserve for restorations to the Facility upon termination of the lease.

(I)    The pro forma adjustment to accumulated deficit totaled $33,000. This income represents the net effect of the elimination of $486,000 in rent expense for the nine months ended September 30, 2005 offset by $116,000 in building depreciation expense based on a 20-year useful life for the purchased buildings and interest expense of $337,000 for nine months ended September 30, 2005 related to the Crown loan.

(J)    The pro forma adjustment to costs of goods sold and manufacturing totaled $(370,000). This amount represented the net of the elimination of $486,000 in rent expense for the nine months ended September 30, 2005 offset by $116,000 in building depreciation expense based on a 20-year useful life for the purchased buildings.

(K)  For pro forma purposes, VIVUS recorded $337,000 in interest expense for the nine months ended September 30, 2005 related to the Crown loan.